UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2009

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

750 West John Carpenter Freeway, Suite 700
Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On March 24, 2009, DG FastChannel, Inc. (the “Company”) entered into a first amendment to the amended and restated credit agreement (the “Amended New Credit Agreement”) dated March 13, 2008 with a syndicate of financial institutions led by Bank of Montreal (“BMO Capital Markets”). The Amended New Credit Agreement now consists of $148 million in term loans (“New Term Loan”) and a $30 million revolving line of credit, for a total credit facility of $178 million.  The borrowings under the Amended New Credit Agreement will bear interest at LIBOR plus applicable margins of 300-500 bps based on the Company’s leverage levels.  Both the New Term Loan and the revolving line of credit will mature in 2013.

In connection with entering into the Amended New Credit Agreement, the Company repaid its $65 million bridge loan to BMO Capital Markets through the following actions: increasing its current term loan by $40 million, drawing down $20 million on its revolving line of credit, and paying the remainder in cash.

The Amended New Credit Agreement contains financial covenants pertaining to (i) the maximum total leverage ratio, (ii) the senior leverage ratio, (iii) the minimum fixed charge coverage ratio, and (iv) maintaining a minimum net worth.  The Amended New Credit Agreement also contains a variety of restrictive covenants, such as limitations on borrowings, investments and dividends, and provides for customary events of default.  The Amended New Credit Agreement is guaranteed by all of the Company’s subsidiaries and is secured by substantially all of the Company’s assets. The full text of the Amended New Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

A press release announcing this agreement was released on March 25, 2009 and is exhibit 99.1 to this filing.

Item 9.01.      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1

First Amendment dated March 24, 2009 to the Amended and Restated Credit Agreement, dated as of March 13, 2008 by and among DG FastChannel, Inc., the Guarantors, the banks and other financial institutions party to this Amendment, as Lenders, and Bank of Montreal, as Agent for the Lenders.

99.1	Press release dated March 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

Date: March 25, 2009
	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

First Amendment dated March 24, 2009 to the Amended and Restated Credit Agreement, dated as of March 13, 2008 by and among DG FastChannel, Inc., the Guarantors, the banks and other financial institutions party to this Amendment, as Lenders, and Bank of Montreal, as Agent for the Lenders.

99.1	Press release dated March 25, 2009.